UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

On February 7, 2011, Clear Channel Communications, Inc. (“CCU”), an indirect parent of Clear Channel Outdoor Holdings, Inc., distributed a confidential preliminary offering circular dated February 7, 2011 (the “Offering Circular”) relating to $750,000,000 aggregate principal amount of CCU’s Priority Guarantee Notes due 2021 to be offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.

Clear Channel Outdoor Holdings, Inc. is hereby furnishing certain excerpts from the Offering Circular, which may contain material, non-public information, pursuant to Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure,” which information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This information is set forth in Exhibit 99.1, which is incorporated by reference into this Item 2.02 and Item 7.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Excerpts from Confidential Preliminary Offering Circular dated February 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: February 8, 2011	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Excerpts from Confidential Preliminary Offering Circular dated February 7, 2011